UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/14/2006

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On June 14, 2006, EnerSys issued an earnings press release discussing the Company’s fiscal year 2006 results. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 7.01. Regulation FD Disclosure

We plan to amend the current senior secured Credit Agreement among EnerSys, EnerSys Capital Inc., various lending institutions party thereto, Bank of America, N.A., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent. Among other items, we will request the lenders to approve a reduction in the credit spread, the elimination of our senior secured debt leverage ratio (while maintaining our total debt leverage ratio) and several minor technical changes. We are pursuing this amendment to reduce our future interest costs, provide greater operating flexibility and to increase our borrowing capacity for potential acquisition opportunities. We anticipate that this amendment will be approved by our lenders near the end of June. There can be no assurances that the Credit Agreement will be amended or that contemplated changes will be approved by our lenders.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

99.1	Press Release, dated June 14, 2006, of EnerSys regarding fiscal year 2006 results.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: June 14, 2006	By:	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President -Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated June 14, 2006, of EnerSys regarding fiscal year 2006 results.